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                                                                    EXHIBIT 23.0


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121336 and 333-130278 on Form S-8 of our report dated March 22, 2006, relating to the consolidated financial statements of Abington Community Bancorp, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Abington Community Bancorp, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 27, 2006